Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

   In connection with the Annual Report of Supatcha Resources Inc. (the “Company”) on Form 10-K for the year ending February 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve Talley, President, Principal Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of Supatcha Resources Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

SUPATCHA RESOURCES, INC.

By:	/s/ Steve Talley
Steve Talley
President, Principal Executive Officer,
Director

Date:	July 13, 2010